Exhibit 107.1

Calculation of Filing Fee Tables

Form S-3
(Form Type)

SBC Medical Group Holdings Incorporated
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Note #	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
	Primary Offering
Fees to Be Paid		Equity	Common Stock, $0.0001 par value per share	457(o)
Fees to Be Paid		Equity	Preferred Stock, $0.0001 par value per share	457(o)
Fees to Be Paid	(1)	Unallocated (Universal) Shelf	N/A	457(o)			$50,000,000	0.00013810	$6,905.00
	Secondary Offering
Fees to Be Paid	(2)	Equity	Common Stock, $0.0001 par value per share	457(a)	92,688,960	$4.3425	$402,501,808.8	0.00013810	$55,585.50
		Total Offering Amounts:					$452,501,808.8		$62,490.50
		Total Fees Previously Paid:							$0.00
		Total Fee Offsets:							$0.00
		Net Fee Due:							$62,490.50

Fee Note # (see instructions)	Fee Note text (10,000-character limit)
(1)	Other than (i) the below allocated shares of Common Stock, $0.0001 par value per share (the “common stock”) that may be sold by Dr. Yoshiyuki Aikawa as a selling stockholder (which were not included in the Prior Registration Statement (as defined below) of SBC Medical Group Holdings Incorporated (the “Company”)), and (ii) the securities previously registered under the Prior Registration Statement, the Registration Statement on Form S-3 to which this exhibit relates (the “Registration Statement”) registers such indeterminate number or amount, as the case may be, of the securities of each identified class as may from time to time be offered and sold at indeterminate prices, which together shall have a maximum aggregate offering price not to exceed $50,000,000. The securities covered by the Registration Statement may be sold or otherwise distributed separately. The proposed maximum offering price per security will be determined from time to time by the Company in connection with the issuance by the Company of the unallocated securities registered. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered such indeterminable additional amount of securities as may be issued to prevent dilution as a result of stock splits, stock dividends or similar transactions. Amount registered and proposed maximum offering price per unit were omitted pursuant to Rule 457(o) under the Securities Act and Instruction 2.A.iii.b to Item 16(b) of Form S-3. Amount of registration fee was calculated pursuant to Rule 457(o) under the Securities Act.
(2)	Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(c) under the Securities Act. The price per share and aggregate offering price are based on the average of the high and low price of the common stock on December 23, 2025 (within five business days prior to the date of the filing of the Registration Statement), as reported on the Nasdaq Global Market. The proposed maximum offering price per share of common stock will be determined from time to time by the selling securityholder in connection with, and at the time of, the sale by the selling securityholder of their shares of common stock that are registered under the Registration Statement. Pursuant to Rule 416 under the Securities Act, there are also being registered such indeterminable additional shares of common stock as may be issued to prevent dilution as a result of stock splits, stock dividends or similar transactions, and the resale of such shares of common stock.

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Table 3: Combined Prospectuses

Note #	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
(1)	Equity	Common Stock, par value $0.0001 per share, underlying Warrants (Primary Offering)	12,134,375	—	S-1	333-282540	October 18, 2024
(2)	Equity	Common Stock, par value $0.0001 per share (Secondary Offering)	6,107,501	—	S-1	333-282540	October 18, 2024
(3)	Equity	Warrants to purchase Common Stock (Secondary Offering)	634,375	—	S-1	333-282540	October 18, 2024

Prospectus Note #	Prospectus Note text
(1)	Consists of (i) 11,500,000 shares of common stock, that may be issued upon the exercise of 11,500,000 warrants originally sold as part of units in the Company’s initial public offering (the “IPO”), and (ii) 634,375 shares of common stock that may be issued upon the exercise of the 634,375 warrants originally sold as part of private placement units in a private placement (“Private Placement Warrants”) that closed simultaneously with the consummation of the IPO, which securities were included in the Company’s registration statement on Form S-1 (File No: 333-282540) (as post-effectively amended, the “Prior Registration Statement”). Pursuant to Rule 416 under the Securities Act, there are also being registered such indeterminable additional shares of common stock as may be issued to prevent dilution as a result of stock splits, stock dividends or similar transactions. No registration fee is payable in connection with these previously registered securities because such securities are being transferred from the Prior Registration Statement to the Registration Statement pursuant to Rule 429 under the Securities Act. Pursuant to Rule 429(b) under the Securities Act, the Registration Statement, upon effectiveness, will constitute a post-effective amendment to Prior Registration Statement, which post-effective amendment will become effective concurrently with the effectiveness of the Registration Statement in accordance with Section 8(c) of the Securities Act.
(2)	Amount of securities represents the resale of 6,107,501 shares of common stock by the selling securityholders named in the Registration Statement, which securities were included in the Prior Registration Statement. Pursuant to Rule 416 under the Securities Act, there are also being registered such indeterminable additional shares of common stock as may be issued to prevent dilution as a result of stock splits, stock dividends or similar transactions. registration fee is payable in connection with these previously registered securities because such securities are being transferred from the Prior Registration Statement to the Registration Statement pursuant to Rule 429 under the Securities Act. Pursuant to Rule 429(b) under the Securities Act, the Registration Statement, upon effectiveness, will constitute a post-effective amendment to Prior Registration Statement, which post-effective amendment will become effective concurrently with the effectiveness of the Registration Statement in accordance with Section 8(c) of the Securities Act.
(3)	Amount of securities represents the resale of the Private Placement Warrants.

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